UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      March 27, 2013

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:        (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Fiscal 2014 Compensation and Bonus Plans

On March 27, 2013, the Compensation Committee of the Board of Directors of SeaChange established the fiscal year 2014 compensation and bonus plans (the “2014 Plans”) for Raghu Rau and Michael Bornak, each a named executive officer of SeaChange International, Inc. (“SeaChange”).

The below-described 2014 Plans were established by the Compensation Committee of the Board of Directors of SeaChange after giving consideration to compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Mr. Rau will receive a base salary of $500,000 and will be eligible for a target bonus of $1,250,000, with $500,000 payable in cash and $750,000 payable in restricted stock units (“RSUs”).  Mr. Rau’s base salary and target bonus are unchanged from the prior fiscal year.  Mr. Bornak will receive a base salary of $300,000 and will be eligible for a target bonus of $210,000, with a portion in cash and a portion in RSUs, to be established by the Compensation Committee.  In addition, Mr. Bornak was awarded RSUs for 1,261 shares to vest on March 27, 2014, subject to acceleration upon both a change in control and subsequent termination of Mr. Bornak’s employment.

This performance-based compensation is earned based on SeaChange achieving certain overall company financial objectives for fiscal 2014 related to Total Revenue and Non-GAAP Operating Income. In the case of each of Messrs. Rau and Bornak, a portion of their respective bonus is also based on individualized performance-based objectives.

The bonuses are determined upon conclusion of SeaChange’s 2014 fiscal year, with the RSUs to vest in equal annual installments over three years, with the first tranche vesting at the end of SeaChange’s 2015 fiscal year.

The 2014 Plans provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and RSUs awarded under the plans, whether or not the criteria are satisfied. The 2014 Plans also provide that the amount of the cash bonus and RSUs awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria, with a specified maximum upward adjustment of fifteen percent above target based upon each of non-GAAP operating income and revenue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Raghu Rau
Raghu Rau Chief Executive Officer

Dated: April 2, 2013